                                                                EXHIBIT 99(d)(5)

                          EXPENSE LIMITATION AGREEMENT

     THIS AGREEMENT is effective as of the 20th day of December 2007, between FAF Advisors, Inc., as investment advisor (the "Advisor"), and First American Strategy Funds, Inc. ("FASF").

     WHEREAS, FASF includes the investment portfolios set forth in Exhibit A hereto (each a "Fund" and, collectively, the "Funds"), each of which offers one or more classes of shares; and

     WHEREAS, the Advisor wishes to contractually limit fees and reimburse expenses for the Funds through December 31, 2008; and

     WHEREAS, it is in the interests of both the Advisor and the shareholders of the Fund to limit Fund expenses as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree that the Advisor will limit its fees and/or reimburse Fund expenses to the extent necessary to limit the annual operating expenses of the Fund to the amounts set forth in Exhibit A hereto (which limits are set forth for the Fund on a class-by-class basis). The Advisor agrees that it may not be reimbursed by FASF for the fees waived by the Advisor under the terms of the agreement. The Advisor agrees to continue the foregoing expense limits through December 31, 2008. Thereafter, any expense limit may be changed upon prior notice to FASF's Board of Directors.

     IN WITNESS WHEREOF, the parties have signed this agreement as of the day and year first above written.

FAF ADVISORS, INC.                          FIRST AMERICAN STRATEGY FUNDS, INC.


By: /s/ Joseph M. Ulrey III                 By: /s/ Charles D. Gariboldi, Jr.
    -------------------------------------       --------------------------------
Name: Joseph M. Ulrey III                   Name: Charles D. Gariboldi, Jr.
Title: Chief Financial Officer              Title: Treasurer

                       FIRST AMERICAN STRATEGY FUNDS, INC.

                                    EXHIBIT A
                                       TO
              EXPENSE LIMITATION AGREEMENT DATED DECEMBER 20, 2007

                           EFFECTIVE DECEMBER 20, 2007

                                             ANNUAL OPERATING EXPENSE
                                           LIMITATION AS A PERCENTAGE OF
                                             AVERAGE DAILY NET ASSETS
                                           -----------------------------
STRATEGY AGGRESSIVE ALLOCATION FUND
Class A                                               0.4000%
Class B                                               1.1500%
Class C                                               1.1500%
Class R                                               0.6500%
Class Y                                               0.1500%

STRATEGY GROWTH ALLOCATION FUND
Class A                                               0.4000%
Class B                                               1.1500%
Class C                                               1.1500%
Class R                                               0.6500%
Class Y                                               0.1500%

STRATEGY GROWTH & INCOME ALLOCATION FUND
Class A                                               0.4000%
Class B                                               1.1500%
Class C                                               1.1500%
Class R                                               0.6500%
Class Y                                               0.1500%

STRATEGY INCOME ALLOCATION FUND
Class A                                               0.4000%
Class B                                               1.1500%
Class C                                               1.1500%
Class R                                               0.6500%
Class Y                                               0.1500%

INCOME BUILDER FUND
Class A                                               0.3500%
Class B                                               1.1000%
Class C                                               1.1000%
Class R                                               0.6000%
Class Y                                               0.1000%